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[LOGO]              NEWS RELEASE
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SYNOVUS(R)
 FINANCIAL CORP.

 For Immediate Release

 Contact: Patrick A. Reynolds
          Director of Investor Relations
         (706) 649-4973

        Synovus Financial Corp.(R)Reports 16% Increase in Net Income for
                           First Nine Months of 2000
         Fee Income and Core Loan Growth Continue to Drive Revenue Gains

    Columbus, Ga., Oct. 19, 2000 -- Synovus Financial Corp. (NYSE:
 "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $64.7 million for the third quarter, up 12%, and $187.9 million for the first nine months of 2000, up 16%, compared to $58.0 million and $162.1 million, respectively, for the same periods in 1999. Diluted earnings per share were $0.23 for the third quarter, up 10% over last year's $0.21. For the first nine months of 2000, diluted earnings per share were $0.66, an increase of 14% over $0.57 per share for the same period in 1999. Two major growth areas -- fee income from Total System Services, Inc.(R) (TSYS(R)) (NYSE: "TSS"), Synovus' 80.8% owned electronic transaction processing subsidiary; and core commercial lending -- continue to be the primary contributors to the excellent increases in revenues. Continuing a trend that began in the last half of 1999, expense control management positively impacted the growth in net income.

    "We are very pleased to report excellent third quarter results and record earnings for the first nine months of 2000," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "TSYS grew net income by 33% over the first nine months of 1999, and signed agreements with The Royal Bank of Scotland Group Plc to process its 7 million consumer and commercial accounts for a 10-year period and Navy Federal Credit Union, the world's largest credit union, to process its 645,000 consumer card accounts. Our outstanding loan growth of 22%, over the same period last year, coupled with continued strong credit quality, added substantially to our excellent results."

    Blanchard continued, "Our vision is for Synovus to be the best financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. We currently expect to grow earnings per share during the next three years (2001-2003) by 15-18% annually. We expect at least 15% growth in earnings per share in 2001 and to be at the top of the 15-18% range by 2003. In estimating expected growth in earnings per share, we have assumed, among other things, that:
          . Core banking net income will increase between 11-12% annually, with net interest margins remaining stable, annual loan growth will be in the 10-11% range, and credit quality trends will remain at current levels.
          . Wealth management revenues (trust, brokerage, and insurance) will increase between 25-30% annually with the complete integration and sales efforts of traditional bankers, trust, brokerage, insurance, and private banking team members.
          . TSYS will increase net income between 20-25% annually with expansion of the core businesses both domestically and internationally and additional product development and sales of these products, such as stored value products and e-commerce enabler systems.

            Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com

 Synovus Financial Corp.(R)Net Income Up 16% in First Nine Months of  2000/p. 2


          . Increases in banking operations expenses will not exceed 4% annually over the next three years."

    Return on assets for the third quarter 2000 was 1.87% and return on equity was 19.54%, as compared to 1.98% and 19.65%, respectively, for the third quarter 1999. For the first nine months, return on assets was 1.90% and return on equity was 19.56% as compared to 1.94% and 18.79%, respectively, in the same period last year. Total assets ended the quarter at $14.1 billion, an increase of 18% from the same period last year. Shareholders' equity at Sept. 30, 2000, was $1.344 billion, which represented 9.53% of quarter-end assets.

    Strong asset quality trends continued during the quarter. Reflecting the continued strength of the Southeastern regional economy and the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.53% at the end of the quarter, which included a national syndicated credit of $7 million that filed for bankruptcy in the third quarter. Without this credit, the nonperforming asset ratio would have been 0.46%. The loan loss reserve was 1.38% of loans, which provides coverage of 313% of nonperforming loans. Net charge-offs for the third quarter were 0.24% of average loans, unchanged from 0.24% for the same period in 1999. Provision expense for loan losses was 31% above the first nine months of 1999 levels, due to the very strong loan growth, and covered net charge-offs by 1.98x for the first nine months of the year compared to 1.47x in the same period last year.

    Synovus banking operations' revenues increased 8% over the third quarter 1999, while net income increased 12% over last year. Return on assets for the third quarter 2000 was 1.43% and return on equity was 19.19%, compared to 1.51% and 18.49%, respectively, in the same period last year. Net interest income increased by 7% versus third quarter 1999, due to net loan growth of 22% and a net interest margin of 4.57% for the quarter. The interest margin has compressed during the past year due to the exceptional loan growth in our banking franchise, which has created the need for greater utilization of wholesale funding for this growth. Banking operations' non-interest income grew 11%, with increases in trust service fees of 10%, credit card fees of 24%, brokerage revenues of 9%, mortgage banking of 16%, and service charges of 9% over the third quarter 1999. G&A expenses for the third quarter of 2000 were 4.7% over the same period last year. The efficiency ratio for the third quarter 2000 was 54.7% versus 56.4% for the third quarter 1999.

    TSYS reported net income of $19.1 million in the third quarter 2000, a 13% increase in net income over the same period last year. For the first nine months of 2000, TSYS' net income was $64.1 million, up 32.6% from $48.3 million for the same period in 1999. With Total System's contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 59% of revenues for the third quarter 2000.

    Synovus will host a conference call about the quarterly earnings at 4:15 EDT, on October 19, 2000. The conference call can be accessed at www.videonewswire.com/synovus/10192000. You will be required to register prior to hearing the live web broadcast.

    Synovus Financial Corp. is a multi-financial services company with $14.1 billion in assets based in Columbus, Ga. Synovus operates 39 banks serving communities in Georgia, Alabama, Florida and South Carolina; pointpathbank, (www.pointpathbank.com) the innovative financial community for online consumers, including engaged and newly wed couples; an 80.8-percent share of Total System Services, Inc. (NYSE: "TSS") (www.totalsystem.com), one of the world's leading providers of payment services; DotsConnect, a wholly owned TSYS subsidiary that provides the e-payments link between buyers and sellers on the Web (www.dotsconnect.com); Synovus Wealth Management, an integrated marketing unit

           Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com

Synovus Financial Corp.(R) Net Income Up 16% in First Nine Months of 2000/p. 3

that provides securities, trust, insurance and private banking services; Synovus Mortgage Corp., which offers mortgage services throughout the Southeast; and Synovus Leasing Services, a commercial leasing company. Synovus is No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For In America" for 2000. See Synovus on the web at www.synovus.com.

    This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share, core banking net income, wealth management revenues, TSYS net income and banking operations expense for the years 2001 through 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; the growth and profitability of Synovus' non interest or fee income, including changes in income derived from TSYS, being less than expected; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.









           Post Office Box 120 / Columbus, GA 31902
                         www.synovus.com


Synovus Financial Corp.


 INCOME STATEMENT                                             Nine Months Ended
 (Amounts in thousands, except per share data)                  September 30,
                                                       ---------------------------------------
                                                        2000            1999         Change
                                                       ---------------------------------------
 Interest Income (Taxable equivalent) ........        $  807,325         651,712        23.9 %
 Interest Expense ............................           384,043         270,378        42.0
                                                        --------        --------       ------
 Net Interest Income (Taxable equivalent).....           423,282         381,334        11.0
 Tax equivalent adjustment....................             4,492           4,336         3.6
                                                        --------        --------       ------
 Net Interest Income .........................           418,790         376,998        11.1
 Provision for Loan Losses ...................            33,245          25,343        31.2
                                                        --------        --------       ------
 Net Interest Income After Provision .........           385,545         351,655         9.6
                                                        --------        --------       ------
 Non-Interest Income:
     Fees For Trust Services .................            16,555          15,046        10.0
     Service Charges .........................            62,219          57,465         8.3
     Data Processing .........................           414,905         357,448        16.1
     Mortgage Banking Income..................            15,595          16,269        (4.1)
     Credit Card Fees.........................            13,158          10,672        23.3
     Brokerage Revenue........................            11,821          10,591        11.6
     Securities Gains (Losses)................                70             874       (92.0)
     Other Non-Interest Income................            76,155          66,940        13.8
                                                        --------        --------       ------
 Total Non-Interest Income ...................           610,478         535,305        14.0
                                                        --------        --------       ------
 Non-Interest Expense:
    Personnel Expense ........................           373,819         333,628        12.0
    Occupancy & Equipment Expense.............           164,730         151,556         8.7
    Other Non-Interest Expense................           150,524         142,128         5.9
                                                        --------        --------       ------
 Total Non-Interest Expense ..................           689,073         627,312         9.8
                                                        --------        --------       ------
 Minority Interest in Consolidated
    Subsidiaries..............................            12,317           9,289        32.6
 Income Before Taxes .........................           294,633         250,359        17.7
 Income Tax Expense ..........................           106,758          88,308        20.9
                                                        --------        --------       ------
 Net Income ..................................           187,875         162,051        15.9
                                                        ========        ========       ======

 Basic Earnings per Share ....................              0.66            0.58        14.4
 Diluted Earnings per Share...................              0.66            0.57        14.5
 Dividends Declared per Share ................              0.33            0.27        22.2

 Return on Assets ............................              1.90            1.94           (4)bp
 Return on Equity ............................             19.56           18.79          77
 Average Shares Outstanding - Basic...........           283,260         279,381         1.4 %
 Average Shares Outstanding - Diluted.........           286,319         282,670         1.3


 bp - change is measured as difference in basis points.

 Synovus Financial Corp.

INCOME STATEMENT                                                        2000                           1999             3rd Quarter
                                            -------------------------------------------------------------------------  ------------
 (Amounts in thousands,                      Third            Second          First           Fourth          Third     '00 vs. '99
  except per share data)                    Quarter          Quarter         Quarter         Quarter         Quarter       Change
                                            -------------------------------------------------------------------------  ------------
 Interest Income (Taxable equivalent) ..... $285,035         270,531         251,759         241,604         227,094       25.5 %
 Interest Expense .........................  143,323         127,420         113,300         104,335          95,009       50.9
                                             -------         -------         -------        --------         -------       ------
 Net Interest Income (Taxable equivalent)..  141,712         143,111         138,459         137,269         132,085        7.3
 Tax equivalent adjustment.................    1,471           1,531           1,490             973           1,451        1.4
                                             -------         -------         -------        --------         -------       ------
 Net Interest Income ......................  140,241         141,580         136,969         136,296         130,634        7.4
 Provision for Loan Losses ................    9,622          12,712          10,911           8,664           8,613       11.7
                                             -------         -------         -------        --------         -------       ------
 Net Interest Income After Provision ......  130,619         128,868         126,058         127,632         122,021        7.0
                                             -------         -------         -------        --------         -------       ------
 Non-Interest Income:
     Fees For Trust Services ..............    5,546           5,250           5,759           4,985           5,041       10.0
     Service Charges ......................   21,679          20,617          19,923          20,663          19,938        8.7
     Data Processing ......................  141,100         139,860         133,945         132,706         126,589       11.5
     Mortgage Banking Income...............    5,887           5,562           4,146           4,927           5,063       16.3
     Credit Card Fees......................    4,878           4,362           3,918           4,451           3,948       23.6
     Brokerage Revenue.....................    3,441           3,883           4,497           3,486           3,145        9.4
     Securities Gains (Losses).............       98             (27)             (1)            328             159      (38.4)
     Other Non-Interest Income.............   21,670          26,056          28,429          32,914          23,056       (6.0)
                                             -------         -------         -------        --------         -------       ------
 Total Non-Interest Income ................  204,299         205,563         200,616         204,460         186,939        9.3
                                             -------         -------         -------        --------         -------       ------
 Non-Interest Expense:
    Personnel Expense .....................  125,117         124,817         123,885         124,113         113,359       10.4
    Occupancy & Equipment Expense..........   54,394          56,537          53,799          56,641          53,991        0.7
    Other Non-Interest Expense.............   50,248          51,084          49,192          48,483          48,466        3.7
                                             -------         -------         -------        --------         -------       ------
 Total Non-Interest Expense ...............  229,759         232,438         226,876         229,237         215,816        6.5
                                             -------         -------         -------        --------         -------       ------
 Minority Interest in Consolidated
    Subsidiaries...........................    3,692           4,664           3,961           3,899           3,257       13.4
 Income Before Taxes ......................  101,467          97,329          95,837          98,956          89,887       12.9
 Income Tax Expense .......................   36,736          35,577          34,445          35,700          31,882       15.2
                                             -------         -------         -------        --------         -------       ------
 Net Income ...............................   64,731          61,752          61,392          63,256          58,005       11.6
                                             =======         =======         =======        ========         =======       ======

 Basic Earnings per Share .................     0.23            0.22            0.22            0.22            0.21        9.8
 Diluted Earnings per Share................     0.23            0.22            0.22            0.22            0.21        9.8
 Dividends Declared per Share .............     0.11            0.11            0.11            0.09            0.09       22.2

 Return on Assets .........................     1.87 %          1.88 %          1.95 %          2.06 %          1.98        (11)bp
 Return on Equity .........................    19.54           19.40           19.75           20.89           19.65        (11)
 Average Shares Outstanding - Basic........  284,149         283,457         282,163         281,901         279,694        1.6 %
 Average Shares Outstanding - Diluted......  287,392         286,605         284,951         285,392         282,806        1.6


 bp - change is measured as difference in basis points.

Synovus Financial Corp.

 SELECTED BALANCE SHEET DATA                                 2000                                  1999                  3rd Quarter
                                            ------------------------------------------------------------------------    ------------
 (Amounts in thousands, except                 Third        Second        First           Fourth           Third       '00 vs. '99
  per share data)                             Quarter       Quarter      Quarter          Quarter         Quarter        Change
                                            ------------------------------------------------------------------------    ------------
 Total Assets..............................$14,105,157    13,685,928   13,048,240       12,547,001      11,977,091           17.8 %
 Investment Securities.....................  2,044,152     2,029,580    2,021,871        1,993,957       1,998,733            2.3
 Loans (net of unearned income)............ 10,454,999    10,071,234    9,492,579        9,068,239       8,599,672           21.6
 Total Deposits............................ 10,423,641    10,132,131    9,690,236        9,440,087       9,275,346           12.4
     Demand Deposits.......................  1,592,184     1,678,714    1,637,516        1,625,313       1,550,820            2.7
     Certificates of Deposit...............  4,980,595     4,685,702    4,333,998        4,239,144       4,111,241           21.1
     Savings Accounts......................    430,961       441,288      451,751          444,493         466,391           (7.6)
     NOW Accounts..........................  1,431,054     1,424,644    1,436,751        1,364,244       1,325,344            8.0
     Money Market..........................  1,988,847     1,901,783    1,830,220        1,766,893       1,821,550            9.2

 Shareholders'  Equity.....................  1,343,540     1,294,165    1,256,629        1,226,669       1,185,845           13.3

 Book Value Per Share......................       4.73          4.56         4.45             4.35            4.24           11.6
 Equity to Assets..........................       9.53          9.46         9.63             9.78            9.90          (37) bp
 Loan to Deposit Ratio.....................     100.30         99.40        97.96            96.06           92.72          758
 Demand Deposits / Total Deposits..........      15.27         16.57        16.90            17.22           16.72         (145)
 Common Shares Outstanding.................    284,179       284,086      282,282          282,014         279,727            1.6 %


 CREDIT QUALITY DATA                                         2000                                  1999                  3rd Quarter
                                            ------------------------------------------------------------------------    ------------
 (Dollars in thousands)                         Third        Second         First           Fourth          Third        '00 vs. '99
                                               Quarter       Quarter       Quarter          Quarter        Quarter         Change
                                            ------------------------------------------------------------------------    ------------
 Nonperforming  Loans...................... $   45,974        39,632       34,170           27,924          26,628            72.7 %
 Other Real Estate.........................      9,408         7,839        8,803            6,718           8,668             8.5
 Nonperforming  Assets.....................     55,382        47,471       42,973           34,642          35,296             56.9
 Reserve for Loan Losses...................    143,974       140,539      134,035          127,558         122,560             17.5

 Net Charge-Offs - Quarter.................      6,187         6,208        4,434            6,301           4,978             24.3
 Net Charge-Offs - YTD.....................     16,829        10,642        4,434           23,486          17,185            (2.1)
 Net Charge-Offs/Average Loans - Quarter...       0.24          0.25         0.19             0.29            0.24             - bp
 Net Charge-Offs/Average Loans - YTD.......       0.23          0.22         0.19             0.29            0.29             (6)

 Nonperforming Loans/Loans & ORE...........       0.44          0.39         0.36             0.31            0.31             13
 Nonperforming Assets/Loans & ORE..........       0.53          0.47         0.45             0.38            0.41             12
 Loan Loss Reserve/Loans...................       1.38          1.40         1.41             1.41            1.43             (5)

 Reserve/Nonperforming Loans...............     313.17        354.61       392.27           456.80          460.27        (14,710)
 Reserve/Nonperforming Assets..............     259.97        296.05       311.91           368.22          347.23         (8,726)


 bp - change is measured as difference in basis points.


Synovus Financial Corp.


 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                 -----------------------------------------------------------------------------------
                                                                         2000                                    1999
                                                 -----------------------------------------------------------------------------------
                                                       Third              Second           First           Fourth          Third
 Interest Earning Assets                              Quarter             Quarter         Quarter         Quarter         Quarter
                                                 -----------------------------------------------------------------------------------
 Investment Securities.........................  $    2,076,443          2,079,584       2,057,892       2,030,615       2,002,149
    Yield......................................            6.39 %             6.33            6.32            6.29            6.23

 Loans, Net....................................  $   10,077,078          9,630,646       9,137,781       8,701,890       8,230,396
    Yield......................................            9.79 %             9.78            9.53            9.45            9.33

 Mortgage Loans Held for Sale..................  $      119,377            100,498          75,966          80,513         102,053
    Yield......................................            8.12 %             8.04            8.03            8.15            6.89

 Federal Funds Sold............................  $       88,095             75,888          82,544          89,768          38,394
    Yield......................................            6.89 %             6.42            5.90            5.53            5.01

 Time Deposits with Banks......................  $        2,437              1,004           1,475           1,835           1,766
    Yield......................................            9.80 %             8.85            6.64            5.94            4.58

-----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets                   $   12,363,430         11,887,620      11,355,658      10,904,621      10,374,758
    Yield                                                  9.18 %             9.14            8.92            8.82            8.69
-----------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities

 Time Deposits Over $100,000...................  $    2,409,826          2,052,892       1,804,601       1,736,249       1,621,882
    Rate.......................................            6.47 %             6.08            5.70            5.50            5.34

 Time Deposits Under $100,000..................  $    2,498,105          2,462,291       2,455,510       2,446,971       2,414,831
    Rate.......................................            5.92 %             5.60            5.33            5.20            5.11

 Other Interest Bearing Deposits...............  $    3,767,410          3,716,475       3,652,493       3,625,893       3,693,419
    Rate.......................................            3.82 %             3.60            3.36            3.23            3.17

 Federal Funds Purchased.......................  $    1,188,934          1,311,583       1,297,801       1,071,473         741,094
    Rate.......................................            6.42 %             6.18            5.69            5.29            4.94

 Other Short-Term Borrowings...................  $        8,991             10,614           8,771           7,806           7,701
    Rate.......................................            5.48 %             6.11            5.60            5.07            4.99

 Other Borrowings..............................  $      660,351            532,531         398,490         281,191         211,034
    Rate.......................................            6.60 %             6.09            5.93            5.81            5.72

------------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities              $   10,533,617         10,086,386       9,617,666       9,169,583       8,689,961
    Rate                                                   5.39 %             5.06            4.73            4.51            4.33
------------------------------------------------------------------------------------------------------------------------------------

 Non-Interest Bearing Demand Deposits..........  $    1,569,023          1,588,252       1,528,089       1,535,658       1,514,651
 Shareholders' Equity..........................  $    1,317,936          1,280,135       1,249,893       1,201,225       1,171,188
 Total Assets..................................  $   13,736,068         13,220,498      12,672,801      12,188,029      11,624,783

------------------------------------------------------------------------------------------------------------------------------------
 Spread                                                    3.79 %             4.08            4.19            4.31            4.35
 Net Interest Margin                                       4.57 %             4.83            4.90            5.02            5.05
------------------------------------------------------------------------------------------------------------------------------------